Exhibit (c)(10)

Exhibit (c)(10) Preliminary Draft – Confidential Historical Multiples Change in Valuation Multiples Over Time EV / NTM EBITDA Multiples1 14.0x 1.2x Average Differential from Peers Since 1/1/2018 0.8x Average Differential from Peers YTD 12.0x 10.0x 8.9x 8.0x 7.8x 6.0x 4.0x 2.0x --x 1/1/18 12/27/18 12/22/19 12/16/20 12/11/21 12/6/22 DCP Peer Median 2 Source: FactSet market data as of December 6, 2022 1. EV / NTM EBITDA based on FactSet Consensus trading multiples 2. Peers include AM, CEQP, DTM, ENLC, ETRN, HESM, KNTK, OKE, SMLP, TRGP and WES